FWP

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 1 Investor Presentation First Quarter – 2021 Main Street Capital Corporation NYSE: MAIN mainstcapital.com Filed Pursuant to Rule 433 Issuer Free Writing Prospectus dated May 7, 2021 Relating to Registration Statement No. 333-231146

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 2 Disclaimers Main Street Capital Corporation (MAIN) cautions that statements in this presentation that are forward-looking, and provide other than historical information, involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this presentation are based on current conditions as of May 6, 2021, and include, but are not limited to, statements regarding our goals, beliefs, strategies, future operating results and cash flows, operating expenses, investment originations and performance, available capital, payment and the tax attributes of future dividends and shareholder returns. Although our management believes that the expectations reflected in any forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; the potential continuing impacts of the COVID-19 pandemic on our and our portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including public health requirements in response to the pandemic; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact our operations or the operations of our portfolio companies; the operating and financial performance of our portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in our filings with the Securities and Exchange Commission (www.sec.gov), including our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations. MAIN has filed a registration statement (which included a prospectus) with the SEC for any offering to which this communication may relate and may file one or more supplements to the prospectus in the future. Before you invest in any of MAIN’s securities, you should read the registration statement, the prospectus and the applicable prospectus supplement(s) in order to fully understand all of the implications and risks of an offering of MAIN’s securities. You should also read other documents MAIN has filed with the SEC for more complete information about MAIN and its securities offerings. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MAIN will arrange to send you any applicable prospectus and prospectus supplement if you request such materials by calling us at (713) 350-6000. These materials are also made available, free of charge, on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this communication. The summary descriptions and other information included herein are intended only for informational purposes and convenient reference. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Before making an investment decision with respect to MAIN, investors are advised to carefully review an applicable prospectus to review the risk factors described or incorporated by reference therein, and to consult with their tax, financial, investment and legal advisors. These materials do not purport to be complete, and are qualified in their entirety by reference to the more detailed disclosures contained in an applicable prospectus and MAIN’s related documentation.

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 3 Main Street Capital Corporation Corporate Overview and Investment Strategy 1st Quarter – 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 4 MAIN is a Principal Investor in Private Debt and Equity Hybrid debt and equity investment strategy, internally managed operating structure and focus on Lower Middle Market differentiates MAIN from other investment firms (1) Capital under management includes undrawn portion of debt capital as of March 31, 2021 Internally-managed Business Development Company (BDC) • IPO in 2007 • Over $4.7 billion in capital under management(1) – Over $3.6 billion internally at MAIN(1) – Over $1.1 billion as the investment adviser to external parties(1) Primarily invests in the under-served Lower Middle Market (LMM) • Targets companies with revenue between $10 million - $150 million; EBITDA between $5 million - $50 million • Provides single source solutions including a combination of first lien, senior secured debt and equity financing Debt investments in Middle Market companies • Issuances of first lien, senior secured and/or rated debt investments • Larger companies than LMM investment strategy Debt investments originated in collaboration with other funds • First lien, senior secured debt investments in privately held companies originated through strategic relationships with other investment funds • Similar in size, structure and terms to LMM and Middle Market investments Attractive asset management advisory business Significant management ownership / investment in MAIN Headquartered in Houston, Texas

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 5 MAIN is a Principal Investor in Private Debt and Equity Long-term focus on delivering our shareholders sustainable growth in net asset value and recurring dividends per share Consistent cash dividend yield – dividends paid monthly • MAIN has never decreased its monthly dividend rate • 86% increase in monthly dividends from $0.33 per share paid in Q4 2007 to declared dividends of $0.615 per share for Q3 2021 Owns two Small Business Investment Company (SBIC) Funds • Main Street Mezzanine Fund (2002 vintage) and Main Street Capital III (2016 vintage) • Provides access to 10-year, low cost, fixed rate government- backed leverage Strong capitalization and liquidity position – stable, long-term debt and significant available liquidity to take advantage of opportunities • Favorable opportunities in capital markets through investment grade rating of BBB-/Stable from Standard & Poor’s Rating Services • Total SBIC debenture regulatory financing capacity of $350.0 million MAIN’s unique investment strategy, efficient operating structure and conservative capitalization are designed to provide sustainable, long-term growth in recurring monthly dividends and long-term capital appreciation to our shareholders

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 6 MAIN is a Principal Investor in Private Debt and Equity Equity investments in LMM portfolio provide both the opportunity to grow net asset value (NAV) per share and generate recurring dividend income and periodic realized gains to support MAIN’s dividend growth • NAV growth of $9.80 per share (or 76%) since 2007 • Cumulative net realized gains from LMM portfolio investments of $106.9 million since MAIN’s initial public offering • Approximately $2.93 per share in cumulative, pre-tax net unrealized appreciation on LMM portfolio at March 31, 2021 • Realized gains provide taxable income in excess of net investment income and help fund MAIN’s dividends Internally managed operating structure provides significant operating leverage • Favorable ratio of total operating expenses, excluding interest expense, to average total assets of approximately 1.4%(1) • Greater portion of gross portfolio returns are delivered to our shareholders • Significant positive impact to Net Investment Income • Alignment of interests between MAIN management and our shareholders Focus on LMM equity investments and efficient operating structure differentiates MAIN and provides opportunity for significant total returns for our shareholders (1) Based upon the trailing twelve months ended March 31, 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 7 MAIN Strategy Produces Differentiated Returns Enhanced Value Proposition - Three Ways to Win are Better Than One 1. Sustain and Grow Dividends • Efficient operating structure provides operating leverage to grow Distributable Net Investment Income (DNII) (1), and dividends paid, as investment portfolio and total investment income grow • 86% increase in monthly dividends from $0.33 per share paid in Q4 2007 to declared dividends of $0.615 per share for Q3 2021 • Never decreased regular monthly dividends (including through 2008/2009 recession and 2020/2021 COVID-19 pandemic) • Paid or declared $31.445 per share in total dividends since October 2007 IPO at $15.00 per share ($27.405 per share in regular dividends and $4.040 per share in supplemental dividends) • Multi-faceted investment strategy supports growth of dividends over various cycles and markets 2. Meaningfully Grow Net Asset Value (NAV) Per Share • $12.85 at December 31, 2007 to $22.65 at March 31, 2021 – 76% growth; CAGR of 4.4% • Represents incremental economic return to investors beyond dividends • MAIN’s debt-focused peers (which comprises most BDCs) cannot generate NAV per share growth through the cycles • Unrealized appreciation is a good proxy for future dividend growth without the need for additional capital through growing portfolio dividend income and periodic harvested realized gains from equity investments • Ability to grow NAV per share provides opportunity for MAIN stock share price appreciation and additional shareholder returns 3. Supplement Growth in DNII (1) with Periodic Realized Gains • LMM equity component of investment strategy provides opportunity for meaningful realized gains (analogous to PIK income on debt investments from cash flow perspective, but more tax efficient and without cap on upside) • Realized gains validate the quality of MAIN’s unrealized appreciation • Realized gains can be paid to shareholders as dividends or retained for future reinvestment due to MAIN’s unique tax structure (1) See reconciliation of DNII per share to Net Investment Income per share and Non-GAAP Information disclosures included on pages 37 and 47 of this presentation

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 8 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00 $26.00 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 NAV Per Share DNII and Dividends Per Share Monthly Dividends DNII per share NAV per share $0.00 Recessionary Period (1) COVID Pandemic Historical Monthly Dividends, NAV and DNII(1) Per Share MAIN’s unique focus on equity investments in the Lower Middle Market provides the opportunity for significant NAV per share growth MAIN’s efficient operating structure provides significant operating leverage, greater dividends and greater overall returns for our shareholders • In addition to the monthly dividends above, $4.04 per share of supplemental dividends have been paid • Annual return on equity averaging approximately 13.0% from 2010 through the fourth quarter of 2020 2007 207 2007 (1) See reconciliation of DNII per share to Net Investment Income per share and Non-GAAP Information disclosures included on pages 37 and 47 of this presentation

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 9 Lower Middle Market (LMM) Investment Strategy Investment Objectives • High cash yield from secured debt investments (10.8% weighted- average cash coupon as of March 31, 2021); plus • Dividend income and periodic capital gains from equity investments Investments are structured for (i) protection of capital, (ii) high recurring income and (iii) meaningful capital gain opportunity Focus on self-sponsored, “one stop” financing opportunities • Partner with business owners and entrepreneurs • Recapitalization, buyout, growth and acquisition capital • Extensive network of grass roots referral sources • Strong and growing “Main Street” brand recognition / reputation Provide customized financing solutions Investments have low correlation to the broader debt and equity markets and attractive risk-adjusted returns LMM investment strategy differentiates MAIN from its competitors and provides attractive risk- adjusted returns

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 10 LMM Investment Opportunity Large and critical portion of U.S. economy • 175,000+ domestic LMM businesses(1) LMM is under-served from a capital perspective and less competitive Inefficient asset class generates pricing inefficiencies • Typical entry enterprise values between 4.5X – 6.5X EBITDA • Typical entry leverage multiples between 2.0X – 4.0X EBITDA to MAIN debt investment Partner relationship with the management teams of our portfolio companies vs a “commoditized vendor of capital” MAIN targets LMM investments in established, profitable companies Characteristics of LMM provide beneficial risk- reward investment opportunities (1) Source: U.S. Census 2012 – U.S. Data Table by Enterprise Receipt Size; 2012 County Business Patterns and 2012 Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $99,999,999

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 11 Private Loan Investment Strategy Investment Objectives • Access proprietary investments with attractive risk-adjusted return characteristics • Generate cash yield to support MAIN monthly dividend Investment Characteristics • Investments in companies that are consistent with the size of companies in our LMM and Middle Market portfolios • Proprietary investments originated through strategic relationships with other investment funds on a collaborative basis • Current Private Loan portfolio companies have weighted-average EBITDA of approximately $50.8 million(1) Investments in secured debt investments • First lien, senior secured debt investments • Floating rate debt investments 8% – 12% targeted gross yields • Weighted-average effective yield(2) of 8.7%(3) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate credit facility Private Loan portfolio investments are primarily debt investments in privately held companies which have been originated through strategic relationships with other investment funds on a collaborative basis, and are often referred to in the debt markets as “club deals” (1) This calculation excludes four Private Loan portfolio companies as EBITDA is not a meaningful metric for these portfolio companies (2) Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) Weighted-average effective yield is calculated using the applicable floating interest rate as of March 31, 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 12 Middle Market Debt Investment Strategy Investment Objective • Generate cash yield to support MAIN monthly dividend Investments in secured and/or rated debt investments • First lien, senior secured debt investments • Floating rate debt investments Larger companies than the LMM investment strategy • Current Middle Market portfolio companies have weighted-average EBITDA of approximately $72.1 million(1) Large and critical portion of U.S. economy • Nearly 200,000 domestic Middle Market businesses(2) More relative liquidity than LMM investments 6% – 10% targeted gross yields • Weighted-average effective yield(3) of 7.9%(4) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate credit facility MAIN maintains a portfolio of debt investments in Middle Market companies (1) This calculation excludes one Middle Market portfolio company as EBITDA is not a meaningful metric for this portfolio company (2) Source: National Center for The Middle Market; includes number of U.S. domestic businesses with revenues between $10 million and $1 billion (3) Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (4) Weighted-average effective yield is calculated using the applicable floating interest rate as of March 31, 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 13 Asset Management Business In May 2012, MAIN(1) entered into an investment sub-advisory agreement with the investment adviser to MSC Income Fund, Inc. (MSIF)(2), a non-listed BDC • MAIN(1) provided asset management services, including sourcing, diligence and post- investment monitoring • MAIN(1) historically received 50% of the total management fees and incentive fees paid by MSIF – Base management fee of 2% of total assets – Incentive fees – 20% of net investment income above a hurdle rate and 20% of net realized capital gains In October 2020, MAIN(1) closed a transaction with the former investment adviser to MSIF to become the sole investment adviser to and administrator of MSIF • The fund changed its name to MSC Income Fund, Inc. • MAIN(1) receives 100% of the management fees and incentive fees – Base management fee reduced from 2.0% to 1.75% of total assets – No change to incentive fee calculation In December 2020, MAIN launched a new private fund which is also managed by MAIN(1) with an investment strategy solely focused on MAIN’s Private Loan investment strategy Benefits to MAIN • No significant increases to MAIN’s operating costs to provide services (utilize existing infrastructure and leverage fixed costs and existing investment capabilities) • Monetizing the value of MAIN franchise • Significant positive impact on MAIN’s financial results – $3.6 million contribution to net investment income in the first quarter of 2021(3) – $9.9 million contribution to net investment income for the year ended December 31, 2020(3) – $87.7 million of cumulative unrealized appreciation as of March 31, 2021 MAIN’s asset management business represents additional income diversification and the opportunity for greater shareholder returns MAIN’s internally managed operating structure provides MAIN’s shareholders the benefits of this asset management business (1) Through MAIN’s wholly owned unconsolidated subsidiary, MSC Adviser I, LLC (2) Formerly known as HMS Income Fund, Inc. prior to name change effective October 30, 2020 (3) Contribution to Net Investment Income includes (a) dividend income received by MAIN from MSC Adviser I, LLC and (b) operating expenses allocated from MAIN to MSC Adviser I, LLC

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 14 MAIN Regulatory Framework Operates as a Business Development Company • Regulated by Securities and Exchange Commission - 1940 Act • Publicly-traded, private investment company Regulated Investment Company (RIC) tax structure • Eliminates corporate level income tax • Efficient tax structure providing high yield to investors • Passes through capital gains to investors Small Business Investment Company (SBIC) subsidiaries • Regulated by the U.S. Small Business Administration (SBA) • Access to low cost, fixed rate, long-term leverage guaranteed by the U.S. government • Total SBIC debenture regulatory financing capacity of $350.0 million • Total outstanding leverage of $290.0 million through two wholly owned SBIC Funds • MAIN is a previous SBIC of the Year Award recipient Highly regulated structure provides significant advantages and protections to our shareholders, including investment transparency, tax efficiency and beneficial leverage

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 15 MAIN Corporate Structure – Internally Managed “Internally managed” structure means no external management fees or expenses are paid, providing operating leverage to MAIN’s business; MAIN targets total operating and administrative costs at or less than 2% of assets Main Street Capital Corporation (BDC/RIC) Assets: ~$2,415 million Line of Credit: $87 million ($780.0 million facility)(1) Notes: ~$935 million(2) Main Street Mezzanine Fund, LP (2002 vintage SBIC) Assets: ~$198 million SBIC Debt: ~$115 million outstanding (1) As of March 31, 2021, MAIN’s credit facility had $780.0 million in total commitments; MAIN’s credit facility includes an accordion feature which could increase total commitments up to $800.0 million; in April 2021, MAIN’s credit facility was amended to, among other changes, (i) increase the total commitments from $780.0 million to $855.0 million and (ii) extend the revolving period under the Credit Facility to April 7, 2025 and the final maturity date of the Credit Facility to April 7, 2026 (2) $450.0 million of 5.20% Notes due May 2024, $300.0 million of 3.00% Notes due July 2026, and $185.0 million of 4.50% Notes due December 2022 Main Street Capital III, LP (2016 vintage SBIC) Assets: ~$300 million SBIC Debt: $175 million outstanding

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 16 MAIN Co-Founders and Executive Management Team (1) Member of MAIN Executive Committee (2) Member of MAIN Investment Committee (3) Chief Investment Officer (4) Chief Operating Officer (5) Chief Compliance Officer • Co-founded MAIN; Joined Main Street group in 2002; affiliated with Main Street group since 1999 • Director of acquisitions / integration with Quanta Services (NYSE: PWR) • Manager with a Big 5 Accounting Firm’s audit and transaction services groups Dwayne Hyzak; CPA(1)(2) CEO Brent Smith; CPA CFO and Treasurer • Joined MAIN in 2014 • Previously CFO with a publicly-traded oilfield services company • Prior experience with a Big 5 Accounting Firm and a publicly-traded financial consulting firm Jason Beauvais; JD SVP, GC, CCO(5) and Secretary • Joined MAIN in 2008 • Previously attorney for Occidental Petroleum Corporation (NYSE: OXY) and associate in the corporate and securities section at Baker Botts LLP David Magdol(1)(2) President and CIO(3) • Co-founded MAIN; Joined Main Street group in 2002 • Vice President in Lazard Freres Investment Banking Division • Vice President of McMullen Group (John J. McMullen’s Family Office) Jesse Morris; CPA COO(4) and Executive Vice President • Joined MAIN in 2019 • Previously Executive Vice President with Quanta Services (NYSE: PWR) • Prior experience with a Big 5 Accounting Firm and a publicly-traded foodservice distribution company • Co-founded MAIN and MAIN predecessor funds (1997) • Co-founded Quanta Services (NYSE: PWR) • Partner in charge of a Big 5 Accounting Firm’s Corporate Finance/Mergers and Acquisitions practice for the Southwest United States Vince Foster; CPA & JD(1)(2) Executive Chairman

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 17 Monthly Dividends Per Share – Sustainable Growth Recurring monthly dividend has never been decreased and has shown meaningful (86%) growth since IPO Based upon the current annualized monthly dividends for the third quarter of 2021, the annual effective yield on MAIN’s stock is 5.8%(1) MAIN has also paid $4.040 in supplemental dividends Cumulative dividends paid or declared, including supplemental dividends, from October 2007 IPO (at $15.00 per share) through Q3 2021 equal $31.445 per share(2) (1) As of May 5, 2021; based upon the closing market price of $42.08 per share and the annualized most recently declared monthly dividends (2) Based upon dividends which have been paid or declared as of May 6, 2021 Trailing Twelve Months Monthly Dividends Per Share (2) $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Monthly Dividends

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 18 Main Street Capital Corporation Investment Portfolio 1st Quarter – 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 19 Total Investment Portfolio Includes complementary LMM debt and equity investments, Private Loan debt investments and Middle Market debt investments Total investment portfolio at fair value consists of approximately 47% LMM / 27% Private Loan / 15% Middle Market / 11% Other(1) Portfolio investments 174 LMM, Private Loan and Middle Market portfolio companies • Average investment size of $13.5 million(2) • Largest individual portfolio company represents 2.9%(3) of total investment income and 2.7% of total portfolio fair value (most investments are less than 1%) • Six non-accrual investments, which represent 0.8% of the total investment portfolio at fair value and 2.9% at cost • Weighted-average effective yield(4) of 9.6% Significant diversification Diversity provides structural protection to investment portfolio, revenue sources, income, cash flows and shareholder dividends • Issuer • Industry • Transaction type (1) Other includes MSC Adviser I, LLC, MAIN’s External Investment Manager, and short-term portfolio investments (2) As of March 31, 2021; based on cost (3) Based upon total investment income for the trailing twelve month period ended March 31, 2021 (4) Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status • Geography • End markets • Vintage

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 20 Total Portfolio by Industry (as a Percentage of Cost) (1) (1) Excluding MAIN’s Other Portfolio investments, the External Investment Manager, and short-term portfolio investments, each as described in MAIN’s public filings, which in aggregate represent approximately 9% of the total portfolio Construction & Engineering, 7% Machinery, 6% Health Care Providers & Services, 6% Internet Software & Services, 5% Professional Services, 5% Aerospace & Defense, 5% Energy Equipment & Services, 5% Software, 4% Specialty Retail, 4% Commercial Services & Supplies, 4% Leisure Equipment & Products, 4% IT Services, 4% Communications Equipment, 3% Oil, Gas & Consumable Fuels, 3% Hotels, Restaurants & Leisure, 3% Food Products, 2% Tobacco, 2% Media, 2% Distributors, 2% Diversified Financial Services, 2% Building Products, 2% Electronic Equipment, Instruments & Components, 2% Diversified Telecommunication Services, 2% Computers & Peripherals, 2% Containers & Packaging, 2% Life Sciences Tools & Services, 1% Household Durables, 1% Trading Companies & Distributors, 1% Diversified Consumer Services, 1% Transportation Infrastructure, 1% Food & Staples Retailing, 1% Electrical Equipment, 1% Other, 5%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 21 LBO/MBO Acquisition Recapitalization/ Refinancing Diversified Total Portfolio (as a Percentage of Cost) (1) Invested Capital by Transaction Type Invested Capital by Geography (2) 22% 20% 24% 13% 21% (1) Excluding MAIN’s Other Portfolio investments, the External Investment Manager, and short-term portfolio investments, each as described in MAIN’s public filings, which in aggregate represent approximately 9% of the total portfolio (2) Based upon portfolio company headquarters and excluding any MAIN investments headquartered outside the U.S., which represent approximately 2% of the total portfolio Growth Capital 9% 41% 47% 3%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 22 LMM Investment Portfolio 71 portfolio companies / $1,328.6 million in fair value • 47% of total investment portfolio at fair value Debt yielding 11.5%(1) (66% of LMM portfolio at cost) • 98% of debt investments have first lien position • 67% of debt investments earn fixed-rate interest • Approximately 800 basis point net cash interest margin vs “matched” fixed interest rate on SBIC debentures Equity in 99% of LMM portfolio companies representing 38% average ownership position (34% of LMM portfolio at cost) • Opportunity for fair value appreciation, capital gains and cash dividend income • 61% of LMM companies(2) with direct equity investment are currently paying dividends • Fair value appreciation of equity investments supports Net Asset Value per share growth • Lower entry multiple valuations, lower cost basis • $199.5 million, or $2.93 per share, of cumulative pre-tax net unrealized appreciation at March 31, 2021 LMM Investment Portfolio consists of a diversified mix of secured debt and lower cost basis equity investments (1) Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (2) Includes the LMM companies that (a) MAIN is invested in direct equity and (b) are treated as flow-through entities for tax purposes; based upon dividend income for the trailing twelve month period ended March 31, 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 23 LMM Investment Portfolio Median LMM portfolio credit statistics: • Senior leverage of 3.0x EBITDA through MAIN debt position • 2.4x EBITDA to senior interest coverage • Total leverage of 3.1x EBITDA including debt junior in priority to MAIN • Free cash flow de-leveraging improves credit metrics and increases equity appreciation Average investment size of $18.7 million at fair value or $15.9 million on a cost basis (less than 1% of total investment portfolio) Opportunistic, selective posture toward new investment activity over the economic cycle High quality, seasoned LMM portfolio • Total LMM portfolio investments at fair value equals 118% of cost • Equity component of LMM portfolio at fair value equals 165% of cost • Significant portion of LMM portfolio has de-leveraged and a majority of the LMM portfolio investments have experienced equity appreciation LMM Investment Portfolio is a pool of high quality, seasoned assets with attractive risk-adjusted return characteristics

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 24 LMM Portfolio by Industry (as a Percentage of Cost) Construction & Engineering, 10% Professional Services, 9% Energy Equipment & Services, 8% Machinery, 7% Software, 7% Tobacco, 5% Leisure Equipment & Products, 5% Food Products, 4% Internet Software & Services, 4% Specialty Retail, 3% Electronic Equipment, Instruments & Components, 3% Computers & Peripherals, 3% Hotels, Restaurants & Leisure, 3% Containers & Packaging, 3% Commercial Services & Supplies, 3% Media, 3% Distributors, 3% Health Care Providers & Services, 3% Household Durables, 2% Diversified Consumer Services, 2% Building Products, 2% Electrical Equipment, 2% IT Services, 1% Diversified Financial Services, 1% Other, 4%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 25 Acquisition LBO/MBO Growth Capital Recapitalization/ Refinancing Diversified LMM Portfolio (as a Percentage of Cost) Invested Capital by Geography (1) 23% 21% 28% 11% 17% Invested Capital by Transaction Type (1) Based upon portfolio company headquarters 5% 34% 56% 5%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 26 Security Position on Debt Capital as a Percentage of Cost LMM Portfolio Attributes Reflect Investment Strategy High yielding secured debt investments coupled with significant equity participation = Attractive risk-adjusted returns Weighted-Average Effective Yield = 11.5% Average Fully Diluted Equity Ownership = 38.5% Fully Diluted Equity Ownership % 29% 40% 31% 25.0% - 49.9% 1st Lien 2nd Lien/ Other 50.0% and greater 1.0% - 24.9% 98% 2%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 27 Total Interest Coupon (1) 10% Current Interest Term and Total Interest Coupon of Existing LMM Debt Investments Original Term 11% Current Interest 13% Current Interest <10% Current Interest 12% Current Interest (1) Interest coupon excludes amortization of deferred upfront fees, original issue discount, exit fees and any debt investments on non-accrual status (2) Floating interest rates generally include contractual minimum “floor” rates; Interest rate of 10.3% is based on weighted-average principal balance of floating rate debt investments as of March 31, 2021 Debt Investments generally have a 5-Year Original Term and ~2.6 Year Weighted-Average Remaining Duration; Weighted-Average Effective Yield of 11.5% on Debt Portfolio 5 years 96% 3% 1% < 5 years > 5 years 12% 37% 3% 8% 5% 35% N/A – Floating Interest Rate (Wtd. Avg. of 10.3%)(2)

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 28 Private Loan Investment Portfolio 63 investments / $741.2 million in fair value • 27% of total investment portfolio at fair value Average investment size of $12.2 million(1) (less than 1% of total portfolio) Investments in secured debt instruments • 93% of Private Loan portfolio is secured debt • 97% of Private Loan debt portfolio is first lien term debt Debt yielding 8.7%(2) • 93% of Private Loan debt investments bear interest at floating rates(3), providing matching with MAIN’s floating rate credit facility • Greater than 550 basis point net cash interest margin vs “matched” floating rate on the MAIN credit facility Private Loan Investment Portfolio provides a diversified mix of investments and sources of income to complement the LMM Investment Portfolio (1) As of March 31, 2021; based on cost (2) Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) 90% of floating interest rates on Private Loan debt investments are subject to contractual minimum “floor” rates

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 29 Middle Market Investment Portfolio 40 investments / $418.1 million in fair value • 15% of total investment portfolio at fair value Average investment size of $11.4 million(1) (less than 1% of total portfolio) Investments in secured and/or rated debt investments • 92% of Middle Market portfolio is secured debt • 93% of Middle Market debt portfolio is first lien term debt Debt yielding 7.9%(2) • 95% of Middle Market debt investments bear interest at floating rates(3), providing matching with MAIN’s floating rate credit facility • Approximately 500 basis point net cash interest margin vs “matched” floating rate on the MAIN credit facility More investment liquidity compared to LMM Middle Market Investment Portfolio provides a diversified mix of investments and diverse sources of income to complement the LMM Investment Portfolio and a potential source of liquidity for MAIN’s future investment activities (1) As of March 31, 2021; based on cost (2) Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) 79% of floating interest rates on Middle Market debt investments are subject to contractual minimum “floor” rates

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 30 Aerospace & Defense, 9% Health Care Providers & Services, 8% Internet Software & Services, 7% Communications Equipment, 6% IT Services, 6% Machinery, 6% Commercial Services & Supplies, 6% Specialty Retail, 5% Oil, Gas & Consumable Fuels, 5% Construction & Engineering, 4% Leisure Equipment & Products, 4% Diversified Financial Services, 3% Life Sciences Tools & Services, 3% Building Products, 3% Diversified Telecommunication Services, 2% Software, 2% Trading Companies & Distributors, 2% Hotels, Restaurants & Leisure, 2% Transportation Infrastructure, 2% Food & Staples Retailing, 2% Chemicals, 2% Energy Equipment & Services, 2% Distributors, 1% Internet & Catalog Retail, 1% Media, 1% Textiles, Apparel & Luxury Goods, 1% Other, 5% Private Loan & Middle Market Portfolios by Industry (as a Percentage of Cost)

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 31 LBO/MBO Acquisition Recapitalization/ Refinancing Diversified Private Loan & Middle Market Investments (as a Percentage of Cost) Invested Capital by Transaction Type Invested Capital by Geography (1) 21% 19% 20% 15% 25% (1) Based upon portfolio company headquarters and excluding any MAIN investments headquartered outside the U.S., which represent approximately 4% of the combined Private Loan and Middle Market portfolios 12% 47% 39% 2% Growth

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 32 Main Street Capital Corporation Financial Overview 1st Quarter – 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 33 MAIN Financial Performance Total Investment Income ($ in millions) $178.3 $205.7 $233.4 $243.4 $222.6 $62.8 2016 2017 2018 2019 2020 YTD 2021 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 $200.0 $220.0 $240.0 $260.0 (9)% Distributable Net Investment Income(1) ($ in millions) $124.1 $145.4 $165.8 $167.4 $148.8 $42.1 2016 2017 2018 2019 2020 2021 YTD $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 Year over Year Growth Year over Year Growth 17% 15% 14% 4% 1% 13% 7% 12%(11)% (1) See reconciliation of DNII to Net Investment Income and Non-GAAP Information disclosures included on pages 37 and 47 of this presentation (2) Reflects year-to-date March 31, 2021 performance compared with year-to-date March 31, 2020 performance (3) Through March 31, 2021 (3) (3) (2) (2)

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 34 Long-Term Portfolio and DNII(1) Per Share Growth MAIN has consistently grown Portfolio Investments and DNII per share ($ in millions, except per share data) (1) See reconciliation of DNII per share to Net Investment Income per share and Non-GAAP Information disclosures included on pages 37 and 47 of this presentation (2) DNII per share for the trailing twelve month period ended March 31, 2021 $106 $127 $159 $408 $658 $924 $1,286 $1,563 $1,800 $1,997 $2,171 $2,454 $2,685 $2,800 $0.76 $1.19 $1.02 $1.25 $1.77 $2.09 $2.17 $2.29 $2.31 $2.39 $2.56 $2.76 $2.66 $2.26 $2.27 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 $2.00 $2.20 $2.40 $2.60 $2.80 $3.00 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 March 31, 2021 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 $2,200 $2,400 $2,600 $2,800 $3,000 DNII per share Portfolio Investments Portfolio Investments DNII per Share $2,602 (2)

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 35 Efficient and Leverageable Operating Structure “Internally managed” structure means no external management fees or expenses are paid Alignment of interest between management and investors • Greater incentives to maximize increases to shareholder value and rationalize debt and equity capital raises • 100% of MAIN’s management efforts and activities are for the benefit of the BDC MAIN targets total operating expenses(1) as a percentage of average assets (Operating Expense to Assets Ratio) at or less than 2% • Long-term actual results have significantly outperformed target • Industry leading Operating Expense to Assets Ratio of 1.4%(2) Significant portion of total operating expenses (1) are non-cash • Non-cash expense for restricted stock amortization was 27.8%(2) of total operating expenses (1) • Operating Expense to Assets Ratio of 1.0%(2) excluding non-cash restricted stock amortization expense MAIN’s internally managed operating structure provides significant operating leverage and greater returns for our shareholders (1) Total operating expenses, including non-cash share-based compensation expense and excluding interest expense (2) Based upon the trailing twelve month period ended March 31, 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 36 MAIN Maintains a Significant Operating Cost Advantage (1) Total operating expenses excluding interest expense (2) For the trailing twelve month period ended March 31, 2021 (3) For the trailing twelve month period ended March 31, 2021, excluding non-cash share-based compensation expense (4) Other BDCs includes dividend paying BDCs that have been publicly-traded for at least two years and have total assets greater than $500 million based on individual SEC Filings as of December 31, 2020; specifically includes: AINV, ARCC, BBDC, BKCC, CCAP, CGBD, CSWC, FDUS, FSK, GAIN, GBDC, GSBD, HTGC, MRCC, NEWT, NMFC, OCSL, OFS, PFLT, PNNT, PSEC, SAR, SCM, SLRC, SUNS, TCPC, TPVG, TSLX and WHF (5) Calculation represents the average for the companies included in the group and is based upon the trailing twelve month period ended December 31, 2020 as derived from each company’s SEC filings (6) Calculation represents the average for the companies included in the group and excludes non-cash share-based compensation. Based upon the trailing twelve month period ended December 31, 2020 as derived from each company’s SEC filings (7) Source: SNL Financial. Calculation represents the average for the trailing twelve month period ended December 31, 2020 and includes commercial banks with a market capitalization between $500 million and $3 billion 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% MAIN (2) Other BDCs (4)(5) Commercial Banks (7) Operating Expenses as a Percentage of Total Assets(1) MAIN Excl. Share-Based Comp. (3) Other BDCs Excl. Share-Based Comp. (4)(6)

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 37 MAIN Income Statement Summary (1) Excludes the effect of the $0.5 million realized loss recognized in the first quarter of 2020 on the repayment of the SBIC debentures issued prior to the date of the Main Street Capital II, LP acquisition which had previously been accounted for on the fair value method of accounting and the related accounting reversals of prior unrealized depreciation; The net effect of this item has no effect on Net Increase in Net Assets or Distributable Net Investment Income (2) Percent change from prior year is based upon impact (increase/(decrease)) on Net Increase (Decrease) in Net Assets (3) See Non-GAAP Information disclosures included on page 47 of this presentation NM – Not Measurable / Not Meaningful Q1 21 vs. Q1 20 ($ in 000's) Q1 20(1) Q2 20 Q3 20 Q4 20 Q1 21 % Change(2) Total Investment Income 56,150 $ 52,007 $ 51,954 $ 62,504 $ 62,807 $ 12% Expenses: Interest Expense (12,441) (11,898) (12,489) (12,761) (13,804) (11)% G&A Expense (4,327) (5,998) (6,442) (7,488) (6,913) (60)% Distributable Net Investment Income (DNII)(3) 39,382 34,111 33,023 42,255 42,090 7% DNII Margin % 70.1% 65.6% 63.6% 67.6% 67.0% Share-based compensation (2,837) (2,817) (2,561) (2,612) (2,333) 18% Net Investment Income 36,545 31,294 30,462 39,643 39,757 9% Net Realized Loss (21,866) (8,584) (13,874) (71,623) (15,730) NM Net Unrealized Appreciation (Depreciation) (194,381) 13,164 63,114 111,948 34,001 NM Income Tax Benefit (Provision) 8,264 7,495 (1,507) (712) (682) NM Net Increase in Net Assets (171,438) $ 43,369 $ 78,195 $ 79,256 $ 57,346 $ NM Net Investment Income Per Share 0.57 $ 0.48 $ 0.46 $ 0.59 $ 0.58 $ 2% DNII Per Share 0.61 $ 0.52 $ 0.50 $ 0.63 $ 0.62 $ 2%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 38 MAIN Per Share Change in Net Asset Value (NAV) (1) Excludes the effect of the $0.5 million realized loss recognized in the first quarter of 2020 on the repayment of the SBIC debentures issued prior to the date of the Main Street Capital II, LP acquisition which had previously been accounted for on the fair value method of accounting and the related accounting reversals of prior unrealized depreciation; The net effect of this item has no effect on Net Increase in Net Assets or Distributable Net Investment Income (2) Includes accretive impact of shares issued through the Dividend Reinvestment Plan (DRIP) and ATM program (3) Includes differences in weighted-average shares utilized for calculating changes in NAV during the period and actual shares outstanding utilized in computing ending NAV and other minor changes (4) See reconciliation of DNII per share to Net Investment Income per share and Non-GAAP Information disclosures included on pages 37 and 47 of this presentation Certain fluctuations in per share amounts are due to rounding differences between quarters. ($ per share) Q1 20(1) Q2 20 Q3 20 Q4 20 Q1 21 Beginning NAV 23.91 $ 20.73 $ 20.85 $ 21.52 $ 22.35 $ Distributable Net Investment Income(4) 0.61 0.52 0.50 0.63 0.62 Share-Based Compensation Expense (0.04) (0.04) (0.04) (0.04) (0.04) Net Realized Loss (0.34) (0.13) (0.21) (1.09) (0.23) Net Unrealized Appreciation (Depreciation) (3.01) 0.20 0.95 1.71 0.50 Income Tax Benefit (Provision) 0.13 0.11 (0.02) (0.01) (0.01) Net Increase (Decrease) in Net Assets (2.65) 0.66 1.18 1.20 0.84 Regular Monthly Dividends to Shareholders (0.615) (0.615) (0.615) (0.615) (0.615) Accretive Impact of Stock Offerings(2) 0.06 0.16 0.06 0.21 0.03 Other(3) 0.02 (0.09) 0.04 0.04 0.04 Ending NAV 20.73 $ 20.85 $ 21.52 $ 22.35 $ 22.65 $ Weighted Average Shares 64,536,471 65,303,580 66,110,555 65,705,963 68,126,576

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 39 MAIN Balance Sheet Summary (1) Includes adjustment to the face value of MSC II SBIC debentures pursuant to the fair value method of accounting elected for such MSC II SBIC borrowings for the period Q1 20; Total par value of MAIN’s SBIC debentures at March 31, 2021 was $290.0 million (2) Includes $450.0 million of 5.20% Notes due May 2024, $185.0 million of 4.50% Notes due December 2022, and $300.0 million of 3.00% Notes due July 2026 ($ in 000's, except per share amounts) Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 LMM Portfolio Investments 1,168,150 $ 1,188,006 $ 1,228,060 $ 1,285,521 $ 1,328,605 $ Middle Market Portfolio Investments 418,442 410,501 441,292 445,610 418,120 Private Loan Investments 629,094 653,824 743,684 740,371 741,196 Other Portfolio Investments 95,481 98,142 100,529 96,604 142,228 External Investment Manager 61,580 69,080 71,080 116,760 117,220 Short-term Investments - - - - 52,763 Cash and Cash Equivalents 54,188 68,539 27,121 31,919 65,001 Other Assets 48,553 57,703 45,702 52,579 47,573 Total Assets 2,475,488 $ 2,545,795 $ 2,657,468 $ 2,769,364 $ 2,912,705 $ Credit Facility 277,000 $ 315,000 $ 253,000 $ 269,000 $ 87,000 $ SBIC Debentures(1) 299,146 308,814 298,835 303,972 283,948 Notes Payable(2) 507,892 508,074 635,638 635,653 930,617 Other Liabilities 55,279 42,963 46,813 45,972 70,976 Net Asset Value (NAV) 1,336,170 1,370,944 1,423,182 1,514,767 1,540,164 Total Liabilities and Net Assets 2,475,487 $ 2,545,795 $ 2,657,468 $ 2,769,364 $ 2,912,705 $ Total Portfolio Fair Value as % of Cost 99% 100% 102% 107% 108% Common Stock Price Data: High Close 45.00 $ 35.82 $ 33.01 $ 32.59 $ 39.56 $ Low Close 15.74 17.34 28.66 27.39 31.35 Quarter End Close 20.51 31.13 29.57 32.26 39.15

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 40 MAIN Liquidity and Capitalization (1) As of March 31, 2021, MAIN’s credit facility had $780.0 million in total commitments with an accordion feature to increase up to $800.0 million; Borrowings under this facility are available to provide additional liquidity for investment and operational activities; in April 2021, MAIN’s credit facility was amended to, among other changes, (i) increase the total commitments from $780.0 million to $855.0 million and (ii) extend the revolving period under the Credit Facility to April 7, 2025 and the final maturity date of the Credit Facility to April 7, 2026 (2) Includes the par value of the 5.20% notes ($450.0 million), of the 4.50% notes ($185.0 million), and of the 3.00% notes ($300.0 million) (3) SBIC Debentures are not included as “senior debt” for purposes of the BDC 200% asset coverage requirements pursuant to exemptive relief received by MAIN; Debt to NAV Ratio is calculated based upon the par value of debt (4) Non-SBIC Debt to NAV Ratio is calculated based upon the par value of debt of both the credit facility and notes payable (5) Net debt in this ratio includes par value of total debt less cash and cash equivalents (6) DNII(7) + interest expense / interest expense on a trailing twelve month basis (7) See reconciliation of DNII to Net Investment Income and Non-GAAP Information disclosures included on pages 37 and 47 of this presentation ($ in 000's) Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Cash and Cash Equivalents 54,188 $ 68,539 $ 27,121 $ 31,919 $ 65,001 $ Availability Under Credit Facility(1) 463,000 425,000 487,000 511,000 693,000 Remaining SBIC Debentures Capacity 20,200 35,200 45,200 40,200 60,000 Total Liquidity 537,388 $ 528,739 $ 559,321 $ 583,119 $ 818,001 $ Debt at Par Value: Credit Facility(1) 277,000 $ 315,000 $ 253,000 $ 269,000 $ 87,000 $ SBIC Debentures 304,800 314,800 304,800 309,800 290,000 Notes Payable(2) 510,000 510,000 635,000 635,000 935,000 Total Debt 1,091,800 1,139,800 1,192,800 1,213,800 1,312,000 Net Asset Value (NAV) 1,336,170 1,370,944 1,423,182 1,514,767 1,540,164 Total Capitalization 2,427,970 $ 2,510,744 $ 2,615,982 $ 2,728,567 $ 2,852,164 $ Debt to NAV Ratio(3) 0.82 to 1.0 0.83 to 1.0 0.84 to 1.0 0.80 to 1.0 0.85 to 1.0 Non-SBIC Debt to NAV Ratio(4), (7) 0.59 to 1.0 0.60 to 1.0 0.62 to 1.0 0.60 to 1.0 0.66 to 1.0 Net Debt to NAV Ratio(5), (7) 0.78 to 1.0 0.78 to 1.0 0.82 to 1.0 0.78 to 1.0 0.81 to 1.0 Interest Coverage Ratio(6) 4.25 to 1.0 4.12 to 1.0 3.97 to 1.0 4.00 to 1.0 3.97 to 1.0

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 41 Stable, Long-Term Leverage – Significant Unused Capacity MAIN maintains a conservative capital structure, with limited overall leverage and low cost, long-term debt Capital structure is designed to correlate to and complement the expected duration and fixed/floating rate nature of investment portfolio assets (1) As of March 31, 2021, MAIN’s credit facility had $780.0 million in total commitments with an accordion feature to increase up to $800.0 million; Borrowings under this facility are available to provide additional liquidity for investment and operational activities; in April 2021, MAIN’s credit facility was amended to, among other changes, (i) increase the total commitments from $780.0 million to $855.0 million and (ii) extend the revolving period under the Credit Facility to April 7, 2025 and the final maturity date of the Credit Facility to April 7, 2026 (2) Revolver rate reflects the rate based on LIBOR as of March 31, 2021 and effective as of the contractual reset date as of April 1, 2021 (3) MAIN’s SBIC licenses provided for total SBIC debenture capacity of $350.0 million, resulting in undrawn capacity at March 31, 2021 of $60.0 million Facility Interest Rate Maturity Principal Drawn $780.0 million Credit Facility (1) L+1.875% floating (2.0%(2)) September 2023 (fully revolving until maturity) $87.0 million Notes Payable 4.5% fixed Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures December 1, 2022 $185.0 million Notes Payable 5.2% fixed Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures May 1, 2024 $450.0 million Notes Payable 3.0% fixed Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures July 14, 2026 $300.0 million SBIC Debentures (3) 3.2% fixed (weighted average) Various dates between 2021 - 2031 (weighted average duration = 6.2 years) $290.0 million

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 42 MAIN (2) Internally Managed BDC’s (3)(5) Externally Managed BDC’s (4)(5) Long-term Maturity of Debt Obligations MAIN’s conservative capital structure provides long-term access to attractively- priced and structured debt facilities • Allows for investments in assets with long-term holding periods / illiquid positions and greater yields and overall returns • Provides downside protection and liquidity through economic cycles • Allows MAIN to be opportunistic during periods of economic uncertainty $87.0 $16.0 $63.8 $75.0 $75.0 $35.0 $25.2 $185.0 $450.0 $300.0 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 $550 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 (in millions) Credit Facility SBIC debentures 4.50% Notes due 2022 5.20% Notes due 2024 3.00% Notes due 2026 (4) (1) (2) (1) As of March 31, 2021, MAIN’s credit facility had $780.0 million in total commitments with an accordion feature to increase up to $800.0 million; Borrowings under this facility are available to provide additional liquidity for investment and operational activities; in April 2021, MAIN’s credit facility was amended to, among other changes, (i) increase the total commitments from $780.0 million to $855.0 million and (ii) extend the revolving period under the Credit Facility to April 7, 2025 and the final maturity date of the Credit Facility to April 7, 2026 (2) Issued in November 2017; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (3) Originally issued in April 2019 with follow-on issuances in December 2019 and July 2020; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (4) Issued in January 2021; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (3)

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 43 Interest Rate Impact and Sensitivity The following table illustrates the approximate annual changes in the components of MAIN’s net investment income due to hypothetical increases (decreases) in interest rates(1)(2) (dollars in thousands): While MAIN’s financial results are subject to significant impact from changes in interest rates, upside is greater than downside due to majority fixed rate debt obligations and majority floating rate debt investments with minimum interest rate floors • 93% of MAIN’s outstanding debt obligations have fixed interest rates(4), limiting the increase in interest expense • 69% of MAIN’s debt investments bear interest at floating rates(4), the majority of which contain contractual minimum index rates, or “interest rate floors” (weighted-average floor of approximately 110 basis points)(5) • Provides MAIN the opportunity to achieve significant increases in net investment income if interest rates increase, with limited remaining negative impact if interest rates decrease (1) Assumes no changes in the portfolio investments, outstanding revolving credit facility borrowings or other debt obligations existing as of March 31, 2021 (2) Assumes that all LIBOR and prime rates would change effective immediately on the first day of the period; However, the actual contractual LIBOR rate reset dates would vary in future periods generally on either a monthly or quarterly basis across both the investments and our revolving credit facility (3) The hypothetical (increase) decrease in interest expense would be impacted by the changes in the amount of debt outstanding under our revolving credit facility, with interest expense (increasing) decreasing as the debt outstanding under our revolving credit facility increases (decreases) (4) As of March 31, 2021 (5) Weighted-average interest rate floor calculated based on debt principal balances as of March 31, 2021 (6) Per share amount is calculated using shares outstanding as of March 31, 2021 Basis Point Increase (Decrease) in Interest Rate Increase (Decrease) in Interest Income (Increase) Decrease in Interest Expense(3) Increase (Decrease) in Net Investment Income Increase (Decrease) in Net Investment Income per Share(6) (100) (374) 104 (270) (0.00) (75) (366) 104 (262) (0.00) (50) (358) 104 (254) (0.00) (25) (350) 104 (246) (0.00) 25 556 (218) 338 0.00 50 1,134 (435) 699 0.01 75 1,874 (653) 1,221 0.02 100 3,995 (870) 3,125 0.05 125 6,869 (1,088) 5,781 0.09 150 10,025 (1,305) 8,720 0.13

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 44 March 31, 2021 (3) Management (1) 3,316,148 $129,827,194 # of Shares (2) Significant Management Ownership / Investment Significant equity ownership by MAIN’s management team, coupled with internally managed structure, provides alignment of interest between MAIN’s management and our shareholders (1) Includes members of MAIN’s executive and senior management team and the members of MAIN’s Board of Directors (2) Includes 1,159,703 shares, or approximately $30.5 million, purchased by Management as part of, or subsequent to, the MAIN IPO, including 12,954 shares, or approximately $0.5 million, purchased, directly or through MAIN’s dividend reinvestment plan, in the quarter ended March 31, 2021 (3) Based upon closing market price of $39.15/share on March 31, 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 45 Notes: (1) Assumes dividends reinvested on date paid (2) The Main Street Peer Group includes all BDCs that have been publicly-traded for at least one year and that have total assets greater than $500 million based on individual SEC Filings as of December 31, 2020; specifically includes: AINV, ARCC, BBDC, BKCC, CCAP, CGBD, CSWC, FDUS, FSK, GAIN, GBDC, GSBD, HTGC, MRCC, NEWT, NMFC, OCSL, OFS, PFLT, PNNT, PSEC, SAR, SCM, SLRC, SUNS, TCPC, TPVG, TSLX and WHF. (3) Main Street Peer Group is equal weighted (4) Indexed as of October 5, 2007 and last trading date is March 31, 2021 Consistent market outperformance through various economic cycles MAIN Total Return Performance Since IPO COVID Pandemic Recessionary Period

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 46 Executive Summary Unique focus on under-served Lower Middle Market • Inefficient asset class with less competition • Unique market opportunity with attractive risk-adjusted returns • Generally first lien, senior secured debt investments plus meaningful equity participation Invest in complementary interest-bearing Private Loan and Middle Market debt investments • Lower risk / more liquid asset class • Opportunity for consistent investment activity • Generally first lien, senior secured debt investments Growing Asset Management Business drives additional investment income Efficient internally managed operating structure drives greater shareholder returns • Alignment of interests between management and our shareholders • Maintains the lowest operating cost structure in the BDC industry • Favorable operating cost comparison to other yield oriented investment options Attractive, recurring monthly dividend yield and historical net asset value per share growth • Periodic increases in monthly dividends • Increase in net asset value per share creates opportunity for stock price appreciation Strong liquidity and stable capitalization for sustainable growth Highly invested management team with successful track record Niche investment strategy with lower correlation to broader debt / equity markets

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 47 Non-GAAP Information Distributable net investment income is net investment income, as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. MAIN believes presenting distributable net investment income and the related per share amount is useful and appropriate supplemental disclosure of information for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, distributable net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Net Debt to NAV Ratio is calculated as the Debt to NAV Ratio as determined in accordance with U.S. GAAP, except that total debt is reduced by cash and cash equivalents. The Non-SBIC Debt to NAV Ratio is calculated in the same manner as the Debt to NAV Ratio, except that outstanding SBIC debentures are excluded from the debt pursuant to an exemptive order Main Street received from the Securities and Exchange Commission. Main Street believes presenting the Net Debt to NAV Ratio is useful and appropriate supplemental disclosure for analyzing its financial position and leverage. Main Street believes presenting the Non-SBIC Debt to NAV Ratio is useful and appropriate supplemental disclosure because Main Street, a business development company, is permitted to exclude such borrowings from its regulatory asset coverage ratio calculation pursuant to an exemptive order received from the Securities and Exchange Commission. However, the Net Debt to NAV Ratio and the Non-SBIC Debt to NAV Ratio are non-U.S. GAAP measures and should not be considered as replacements for the Debt to NAV Ratio and other financial measures presented in accordance with U.S. GAAP. Instead, the Net Debt to NAV Ratio and the Non-SBIC Debt to NAV Ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street's financial position.

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 48 MAIN Corporate Data Board of Directors Vincent D. Foster Executive Chairman Main Street Capital Corporation Arthur L. French Retired CEO/Executive J. Kevin Griffin SVP, Financial Planning & Analysis Novant Health, Inc. Dwayne L. Hyzak CEO Main Street Capital Corporation John E. Jackson President & CEO Spartan Energy Partners, LP CSI Compressco LP Brian E. Lane CEO & President Comfort Systems USA Kay Matthews Board of Directors SVB Financial Group and Coherent, Inc. Dunia A. Shive Board of Directors Kimberly-Clark Corporation and Trinity Industries, Inc. Stephen B. Solcher Executive Advisor BMC Software Executive Officers Dwayne L. Hyzak Chief Executive Officer David L. Magdol President & Chief Investment Officer Vincent D. Foster Executive Chairman Jesse E. Morris Chief Operating Officer and Executive Vice President Brent D. Smith Chief Financial Officer & Treasurer Jason B. Beauvais SVP, General Counsel, Secretary & Chief Compliance Officer Nicholas T. Meserve Managing Director Lance A. Parker Vice President & Chief Accounting Officer Research Coverage Robert J. Dodd Raymond James (901) 579-4560 Kenneth S. Lee RBC Capital Markets (212) 905-5995 Michael Ramirez Truist Securities (404) 926-5607 Corporate Headquarters 1300 Post Oak Blvd, 8th Floor Houston, TX 77056 Tel: (713) 350-6000 Fax: (713) 350-6042 Independent Registered Public Accounting Firm Grant Thornton, LLP Houston, TX Corporate Counsel Dechert, LLP Washington, D.C. Securities Listing Common Stock – NYSE: MAIN Transfer Agent American Stock Transfer & Trust Co. Tel: (800) 937-5449 www.astfinancial.com Investor Relation Contacts Dwayne L. Hyzak Chief Executive Officer Brent D. Smith Chief Financial Officer Tel: (713) 350-6000 Ken Dennard Zach Vaughan Dennard Lascar Investor Relations Tel: (713) 529-6600 Management Executive Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Vincent D. Foster, Executive Chairman Investment Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Vincent D. Foster, Executive Chairman Please visit our website at www.mainstcapital.com for additional information